UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Matawan Road, 5th Floor
Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2018, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), Hovnanian Enterprises, Inc. (the “Company” or “Hovnanian”), as guarantor, the other guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), executed the Second Supplemental Indenture, dated as of May 30, 2018 (the “Supplemental Indenture”), to the Indenture, dated as of February 1, 2018 (as previously supplemented, amended or otherwise modified, the “Indenture”), governing K. Hovnanian’s 13.5% Senior Notes due 2026 (the “2026 Notes”) and 5.0% Senior Notes due 2040 (the “2040 Notes” and, together with the 2026 Notes, the “Notes”), among K. Hovnanian, the Company, as guarantor, the other guarantors party thereto and the Trustee, providing for amendments to the Indenture consented to by the holders of at least a majority in aggregate principal amount of the outstanding Notes of each series.

The Supplemental Indenture eliminates the covenant restricting certain actions with respect to the $26.0 million aggregate principal amount of K. Hovnanian’s 8.000% Senior Notes due 2019 (the “8.0% Notes”) held by K. Hovnanian at Sunrise Trail III, LLC (the “Sunrise Trail 8.0% Notes”), a wholly-owned subsidiary of the Company, which covenant had included requirements that (A) K. Hovnanian and the guarantors of the Notes would not, (i) prior to June 6, 2018, redeem, cancel or otherwise retire, purchase or acquire any Sunrise Trail 8.0% Notes or (ii) make any interest payments on the Sunrise Trail 8.0% Notes prior to their stated maturity, and (B) K. Hovnanian and the guarantors of the Notes would not, and would not permit any of their subsidiaries to (i) sell, transfer, convey, lease or otherwise dispose of any Sunrise Trail 8.0% Notes other than to any subsidiary of the Company that is not K. Hovnanian or a guarantor of the Notes or (ii) amend, supplement or otherwise modify the Sunrise Trail 8.0% Notes or the indenture under which they were issued with respect to the Sunrise Trail 8.0% Notes, subject to certain exceptions. In addition, the Supplemental Indenture eliminates events of default related to the eliminated covenant.

On May 30, 2018, K. Hovnanian paid the overdue interest on the Sunrise Trail 8.0% Notes that was originally due on May 1, 2018. As a result of such payment, the “Default” under the indenture governing the 8.0% Notes has been cured.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 with respect to the Supplemental Indenture is hereby incorporated by reference into this Item 3.03.

Item 7.01. Regulation FD Disclosure.

The information set forth above under Item 1.01 with respect to the payment of overdue interest on the Sunrise Trail 8.0% Notes and below under Item 8.01 with respect to the dismissal of the lawsuit described therein is hereby incorporated by reference into this Item 7.01.

While the developments discussed in this Current Report on Form 8-K will mean that there is no failure-to-pay credit event with respect to the 8.0% Notes that could trigger a payment in the credit default swap market, Hovnanian has never been a party to any credit default swaps and has no financial interest in the outcomes in that market.  Hovnanian is pleased that the litigation is resolved and remains focused on building beautiful, high-quality homes and growing the business.

Item 8.01.     Other Events.

Stipulation of Dismissal

On January 11, 2018, Solus Alternative Asset Management LP (“Solus”) filed a complaint in the United States District Court for the Southern District of New York against GSO Capital Partners L.P. (“GSO”), Hovnanian, K. Hovnanian, K. Hovnanian at Sunrise Trail III, LLC (“Sunrise Trail”), Hovnanian’s wholly owned subsidiary, Ara K. Hovnanian and J. Larry Sorsby. The complaint related to K. Hovnanian’s offer to exchange up to $185.0 million aggregate principal amount the 8.0% Notes for a combination of (i) cash, (ii) K. Hovnanian’s 2026 Notes and (iii) K. Hovnanian’s 2040 Notes and related transactions that were previously disclosed in Hovnanian’s Current Report on Form 8-K filed on December 28, 2017.

On May 30, 2018, the parties signed a stipulation of dismissal with prejudice that ends the case as to all parties.  As part of the case resolution, the only obligation on the Hovnanian-related parties is to have K. Hovnanian pay to Sunrise Trail all amounts due to it as a result of the missed interest payment on the Sunrise Trail 8.0% Notes that was originally due on May 1, 2018.  The end of the litigation does not impact the benefits to Hovnanian of the financing transactions with GSO announced on December 28, 2017, the terms of which are unchanged.

Redemption of 8.0% Notes

On May 29, 2018, K. Hovnanian completed the redemption of $65,735,000 aggregate principal amount of its 8.0% Notes (the “Redemption”), which represents all of the outstanding 8.0% Notes, excluding the Sunrise Trail 8.0% Notes. The Redemption was funded with the proceeds from K. Hovnanian’s delayed draw term loan borrowings in the amount of approximately $70.0 million under that certain Credit Agreement, dated as of January 29, 2018, among K. Hovnanian, the Company, the other guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 4.1

Second Supplemental Indenture, dated as of May 30, 2018, relating to the 13.5% Senior Notes due 2026 and 5.0% Senior Notes due 2040, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other guarantors party thereto and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.

(Registrant)

By: /s/ Michael Discafani

Name: Michael Discafani

Title: Vice President, Corporate Counsel and Secretary

Date:  May 30, 2018